UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2013, the Compensation Committee of the Board of Directors of Coldwater Creek Inc. (the "Company") approved discretionary cash bonus awards to certain employees, including certain Named Executive Officers, in recognition of their respective contributions in connection with the Company's recently announced Credit Card Program Agreement ("Program Agreement") between the Company and Comenity Bank, a bank subsidiary of Alliance Data Systems Corporation ("ADS"). The discretionary cash bonus awards to Named Executive Officers were as follows: $200,000 was awarded to James A. Bell, Executive Vice President, Chief Operating Officer and Chief Financial Officer; $50,000 was awarded to John E. Hayes III, Senior Vice President and General Counsel; and $15,000 was awarded to Mark A. Haley, Vice President and Chief Accounting Officer. Payment of the awards is contingent on the Company’s receipt of its next payment from ADS to be received upon ADS’s execution of the Purchase Agreement with Chase Bank USA, N.A.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: August 5, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer